UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2008
Legacy Reserves LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33249 (Commission File Number)	16-1751069 (IRS Employer Identification No.)

303 W. Wall, Suite 1400
Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (432) 689-5200
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     Legacy has provided a revised set of audited financial statements for the years ended December 31, 2007, 2006 and 2005 (Exhibit 99.1 filed herewith) which includes an addendum to Footnote 18, “Subsequent Events,” to add certain disclosures described below.
Legacy contemplates the filing of a registration statement on Form S-3 on or about April 4, 2008. Securities being registered include debt securities which may be guaranteed by Legacy’s subsidiaries and are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. At such time, Legacy will become subject to the requirements of Rule 3-10 of Regulation S-X, regarding financial statements of guarantors and issuers of guaranteed securities registered or being registered. As permitted by subnote 1. to Rule 3-10(f) of Regulation S-X, Legacy is meeting the requirements of this rule by the addition of disclosures to footnote 18 of Notes to Consolidated Financial Statements. Legacy, as the parent company, has no independent assets or operations. Legacy contemplates that if it offers guaranteed debt securities pursuant to the registration statement, all guarantees will be full and unconditional and joint and several, and any subsidiaries of Legacy other than the subsidiary guarantors will be minor. In addition, there are no restrictions on the ability of the Legacy Reserves LP to obtain funds from its subsidiaries by dividend or loan. Finally, there are no restricted assets in any subsidiaries.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description
99.1	Consolidated Financial Statements
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY RESERVES LP
	By:	Legacy Reserves GP, LLC, its general partner

Date: April 4, 2008	By:	/s/ William M. Morris
William M. Morris
Vice President, Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit Number	Description
99.1	Consolidated Financial Statements